As filed with the Securities and Exchange Commission on February 7, 1996
                                              Registration No. 33-______
========================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                        ---------------------------

                                  FORM S-8
                          REGISTRATION STATEMENT
                     UNDER THE SECURITIES ACT OF 1933

                      COMPUTER SCIENCES CORPORATION
            (Exact name of registrant as specified in its charter)

                  Nevada                             95-2043126
     (State of incorporation or organization)     (I.R.S. Employer
                                                 Identification No.)

     2100 East Grand Avenue
     El Segundo, California                          90245
     (Address of principal executive offices)      (zip code)

                  CSC OUTSOURCING, INC. HOURLY SAVINGS PLAN
                          (Full Title of the Plan)

                           HAYWARD D. FISK, ESQ.
                Vice President, General Counsel and Secretary
                      Computer Sciences Corporation
                          2100 East Grand Avenue
                      El Segundo, California  90245
                 (Name and Address of Agent For Service)

                              (310) 615-0311
         (Telephone Number, Including Area Code, of Agent For Service)

                      CALCULATION OF REGISTRATION FEE

                                     Proposed        Proposed
                                     Maximum         Maximum
                                     Offering        Aggregate    Amount of
Title of Securities   Amount to be   Price           Offering     Registration
to be Registered      Registered     Per Share       Price        Fee
-------------------   ------------   ---------    --------------  ------------
Common Stock,
par value $1.00(1)      10,000       $77.375(2)     $773,750.00    $266.81

(1) Including the associated preferred stock purchase rights. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interestS to be offered or sold pursuant to the employee benefit plan described herein.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 and based upon the average of the high and low prices of the Common Stock on the New York Stock Exchange on February 1, 1996.

                                  PART I

               INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

Not filed as part of this Registration Statement pursuant to the Note to Part I of Form S-8.

Item 2.  Registrant Information and Employee Plan Annual Information.
Not filed as part of this Registration Statement pursuant to the Note to Part I of Form S-8.


                                  PART II

                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents of the Registrant heretofore filed with the Securities and Exchange Commission are hereby incorporated in this Registration Statement by reference:

  (1) the Annual Report of the Registrant on Form 10-K for the fiscal year ended March 31, 1995, as amended by Amendment No. 1 on Form 10-K/A filed on January 26, 1996;

  (2) the Annual Report of the CSC Outsourcing, Inc. Hourly Savings Plan on Form 11-K for the fiscal year ended December 31, 1994;

  (3) the Quarterly Reports of the Registrant on Form 10-Q for the fiscal quarters ended June 30, 1995 and September 29, 1995;

  (4) the description of the Common Stock contained in the Registration Statement of the Registrant on Form 10, as amended; and

  (5) the description of the rights to purchase preferred stock contained in the Registration Statement of the Registrant on Form 8-A, as amended.

All reports and other documents filed by the Registrant or the CSC Outsourcing, Inc. Hourly Savings Plan after the date hereof pursuant to Sections 13(a) or (c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated in this Registration Statement by reference and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Section 78.751 of the Nevada General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. A corporation may indemnify any such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person identified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought or another court of competent jurisdiction shall determine that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity therefor. Section 78.751 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

The Registrant's Restated Articles of Incorporation, as amended (the "Charter"), provide that the Registrant shall, to the fullest extent permitted by applicable law, indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding of the type described above by reason of the fact that he or she is or was or has agreed to become a director or officer of the Registrant, or is serving at the request of the Registrant as director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, provided that with respect to any action, suit or proceeding initiated by a director or officer, the Registrant shall indemnify such director or officer only if the action, suit or proceeding was authorized by the Registrant's Board of Directors or is a suit for enforcement of rights to indemnification or advancement of expenses in accordance with the procedure therefor prescribed in the Charter.

The Charter also provides that the expenses of directors and officers incurred as a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, shall be paid by the Registrant as they are incurred and in advance of the final disposition of the action, suit or proceeding, provided that if applicable law so requires, the advance payment of expenses shall be made only upon receipt by the Registrant of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event it is ultimately determined by a final decision, order or decree of a court of competent jurisdiction that the director or officer is not entitled to be indemnified for such expenses under the Charter.

The Registrant has entered into Indemnification Agreements with each of its directors and officers pursuant to which it has indemnified them against expenses incurred in connection with any claims made against them as a result of any act, omission, neglect or breach of duty committed or suffered while acting as a director or officer of the Registrant, or while serving at the request of the Registrant as a director of officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. These Indemnification Agreements do not obligate the Registrant to make any payment in connection with a claim against a director or officer to the extent that: (a) payment is made under an insurance policy, (b) the director or officer is otherwise indemnified, (c) the claim is based upon the director or officer gaining any improper personal profit or advantage to which he or she is not legally entitled, (d) the claim is for an accounting of profits made from the purchase or sale by the director or officer of securities of the Registrant within the meaning of Section 16(b) of the Securities Exchange Act of 1934 or (e) the claim is brought about or contributed to by the dishonesty of the director or officer, but only if a judgment or other final adjudication adverse to the director or officer establishes that he or she committed acts of active and deliberate dishonesty, with actual dishonest purpose and intent, which acts were material to the cause of action so adjudicated. The Indemnification Agreements provide that the costs and expenses incurred by directors and officers in defending or investigating any action, suit, proceeding or investigation will be paid by the Registrant in advance of the final disposition of the matter upon receipt of a written undertaking by or on behalf of the director or officer to repay any such amounts if it is ultimately determined that he or she is not entitled to indemnification under the Indemnification Agreement. No such advance will be made by the Registrant, however, if, within 60 days of a request for such an advance, a determination is reasonably made by the Board of Directors or independent legal counsel, based upon the facts known at the time, that it is more likely than not it will ultimately be determined that the director or officer is not entitled to indemnification under the Indemnification Agreement.

The Registrant currently maintains an insurance policy which, within the limits and subject to the terms and conditions thereof, covers certain expenses and liabilities that may be incurred by directors and officers in connection with or as a consequence of certain actions, suits or proceedings that may be brought against them as a result of an act or omission committed or suffered while acting as a director or officer of the Registrant.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

4.1    CSC Outsourcing, Inc. Hourly Savings Plan

4.2 Restated Articles of Incorporation of the Registrant filed with the Nevada Secretary of State on November 21, 1988 (incorporated by reference to
Exhibit III(i) to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1989)

4.3 Amendment to Restated Articles of Incorporation of the Registrant filed with the Nevada Secretary of State on August 11, 1992 (incorporated by reference to Appendix B to the Registrant's Proxy Statement for the Annual Meeting of Stockholders held on August 10, 1992)

4.4 Bylaws of the Registrant, effective January 31, 1993 (incorporated by reference to Exhibit 3.3 to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1995)

4.5 Amended and Restated Rights Agreement, effective October 30, 1995, by and between the Registrant and Chemical Mellon Shareholder Services, as successor Rights Agent (incorporated by reference to Exhibit 10.27 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 29, 1995)

23.1   Consent of Deloitte & Touche LLP

24     Power of Attorney (included on pages 7 and 8 of this Registration
Statement)

The undersigned Registrant hereby undertakes to submit the CSC Outsourcing, Inc. Hourly Savings Plan, and any amendments thereto to the Internal Revenue Service in a timely manner and to make all changes required by the Internal Revenue Service in order to qualify the Plan under Section 401 of the Internal Revenue Code.

Item 9.  Undertakings.

  (a)  The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on this 5th day of February, 1996.

                             COMPUTER SCIENCES CORPORATION


                             By/s/ VAN B. HONEYCUTT
                                   -----------------------
                                   Van B. Honeycutt
                                   President and Chief Executive Officer


                            POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature to this Registration Statement appears below hereby constitutes and appoints Van B. Honeycutt, Leon J. Level and Hayward D. Fisk, and each of them, as such person's true and lawful attorney-in-fact and agent with full power of substitution for such person and in such person's name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission, any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

       Signature                    Title                       Date
       ---------                    -----                       ----
/s/ VAN B. HONEYCUTT      President, Chief Executive
Van B. Honeycutt          Officer and Director
                          (Principal Executive Officer)     February 5, 1996

/s/ LEON J. LEVEL         Vice President, Chief Financial
Leon J. Level             Officer and Director
                          (Principal Financial Officer)     February 5, 1996

/s/ DENIS M. CRANE        Vice President and Controller
Denis M. Crane           (Principal Accounting Officer)     February 5, 1996

       Signature                    Title                       Date
       ---------                    -----                       ----
/s/ WILLIAM R. HOOVER    Chairman of the Board
William R. Hoover                                           February 5, 1996

/s/ HOWARD P. ALLEN      Director
Howard P. Allen                                             February 5, 1996


/s/ IRVING W. BAILEY,II  Director
Irving W. Bailey, II                                        February 5, 1996

/s/ RICHARD C. LAWTON    Director
Richard C. Lawton                                           February 5, 1996

/s/ F. WARREN McFARLAN   Director
F. Warren McFarlan                                          February 5, 1996

/s/ JAMES R. MELLOR
James R. Mellor          Director                           February 5, 1996

/s/ ALVIN E. NASHMAN     Director
Alvin E. Nashman                                            February 5, 1996



The Plan. Pursuant to the requirements of the Securities Act of 1933, the Computer Sciences Corporation Retirement Plans Committee has duly caused this Registration Statement to be signed on behalf of the CSC Outsourcing, Inc. Hourly Savings Plan by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on this 5th day of February, 1996.

                             CSC OUTSOURCING, INC.
                             HOURLY SAVINGS PLAN


                             By/s/ LEON J. LEVEL
                                   ------------------
                                   Leon J. Level, Chairman
                                   Computer Sciences Corporation
                                   Retirement Plans Committee

                             EXHIBIT INDEX

Exhibit No.    Description
-----------    -----------
4.1            CSC Outsourcing, Inc. Hourly Savings Plan

4.2 Restated Articles of Incorporation of the Registrant filed with the Nevada Secretary of State on November 21, 1988
               (incorporated by reference to Exhibit III(i) to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1989)

4.3            Amendment to Restated Articles of Incorporation of the
               Registrant filed with the Nevada Secretary of State on August
               11, 1992 (incorporated by reference to Appendix B to the Registrant's Proxy Statement for the Annual Meeting of
               Stockholders held on August 10, 1992)

4.4            Bylaws of the Registrant, effective January 31, 1993
               (incorporated by reference to Exhibit 3.3 to the Registrant's
               Annual Report on Form 10-K for the fiscal year ended March 31,
               1995)

4.5            Amended and Restated Rights Agreement, effective October 30,
               1995, by and between the Registrant and Chemical Mellon
               Shareholder Services, as successor Rights Agent (incorporated by reference to Exhibit 10.27 to the Registrant's Quarterly
               Report on Form 10-Q for the fiscal quarter ended September 29,
               1995)

23.1           Consent of Deloitte & Touche LLP

24 Power of Attorney (included on pages 7 and 8 of this Registration Statement)







                                 Exhibit 4.1





                            CSC OUTSOURCING, INC.

                             HOURLY SAVINGS PLAN



                            Effective May 2, 1992














                                  PREAMBLE

This document sets forth the provisions of the CSC Outsourcing Inc. Hourly
Savings Plan (the "Plan").

The Plan has been established for certain hourly employees of CSC Outsourcing
Inc. (the "Participating Company") in accordance with collective bargaining agreements between Computer Sciences Corporation (the "Company") and the unions specified in the Supplement attached to the Plan (the "Unions").

Assets from the General Dynamics Hourly Employees Savings and Stock Investment
Plan (the "Predecessor Plan") equal to the value of the account balances of those employees who were participants in such Predecessor Plan shall be transferred to the Plan, and such account balances and service earned under the Predecessor Plan shall be preserved, continued and protected under the Plan.






                                TABLE OF CONTENTS

                                                                        Page
Article 1.  Definitions ...............................................  1
1.01    Accounts ......................................................  1
1.02    Actual Deferral Percentage ....................................  1
1.03    Adjustment Factor .............................................  1
1.04    Affiliated Employer ...........................................  1
1.05    After-Tax Account .............................................  1
1.06    After-Tax Contributions .......................................  1
1.07    Annual Dollar Limit ...........................................  1
1.08    Base Earnings .................................................  2
1.09    Beneficiary ...................................................  2
1.10    Board of Directors ............................................  2
1.11    Code ..........................................................  2
1.12    Committee .....................................................  2
1.13    Company .......................................................  2
1.14    Company Matching Account ......................................  2
1.15    Company Matching Contributions ................................  3
1.16    Disability ....................................................  3
1.17    Effective Date ................................................  3
1.18    Eligible Employee .............................................  3
1.19    Employee ......................................................  3
1.20    Employment Commencement Date ..................................  3
1.21    Enrollment Date ...............................................  3
1.22    ERISA .........................................................  3
1.23    Fund ..........................................................  3
1.24    Highly Compensated Employee ...................................  4
1.25    Hour of Service ...............................................  5
1.26    Income ........................................................  5
1.27    Leased Employee ...............................................  6
1.28    Leave of Absence ..............................................  6
1.29    Non-Highly Compensated Employee ...............................  6
1.30    Normal Retirement Age .........................................  6
1.31    Participant ...................................................  6
1.32    Participating Company .........................................  6
1.33    Period of Severance ...........................................  6
1.34    Plan ..........................................................  6
1.35    Plan Administrator ............................................  7
1.36    Plan Year .....................................................  7
1.37    Predecessor Plan ..............................................  7
1.38    Pre-Tax Account ...............................................  7
1.39    Pre-Tax Contributions .........................................  7
1.40    Reemployment Commencement Date ................................  7

                                                                        Page
1.41    Rule of Parity ................................................  7
1.42    Service .......................................................  8
1.43    Settlement Date ...............................................  8
1.44    Severance from Service Date ...................................  8
1.45    Spousal Consent ...............................................  9
1.46    Statutory Compensation ........................................  9
1.47    Supplement ....................................................  9
1.48    Trustee .......................................................  9
1.49    Unions ........................................................  9
1.50    Valuation Date ................................................  9
1.51    Vested Portion ................................................ 10
1.52    Year of Eligibility Service ................................... 10

Article 2.  Eligibility and Participation ............................. 10
2.01    Eligibility ................................................... 10
2.02    Participation ................................................. 11
2.03    Transferred Participants ...................................... 11
2.04    Termination of Participation .................................. 11

Article 3.  Contributions ............................................. 11
3.01    After-Tax Contributions ....................................... 11
3.02    Pre-Tax Contributions ......................................... 12
3.03    Transfers Among Unions ........................................ 13
3.04    Maximum Rate of Contribution .................................. 13
3.05    Change in Contributions ....................................... 13
3.06    Suspension of Contributions ................................... 14
3.07    Company Matching Contributions ................................ 14
3.08    Timing of Contributions ....................................... 14
3.09    Limitations Affecting Highly Compensated Employees ............ 14
3.10    Maximum Annual Additions ...................................... 16
3.11    Return of Contributions ....................................... 19

Article 4.  Investment of Contributions ............................... 19
4.01    Funds ......................................................... 19
4.02    Investment of Participant's Accounts .......................... 19
4.03    Responsibility for Investments ................................ 20
4.04    Change of Election ............................................ 20
4.05    Reallocation of Accounts ...................................... 20

                                                                        Page

Article 5.  Valuation of Accounts ..................................... 21
5.01    Valuation of the Funds ........................................ 21
5.02    Allocation of Fund Gains and Losses -- Funds A, B and C ....... 21
5.03    Allocation of Stock -- Fund D ................................. 22
5.04    Discretionary Power of the Company ............................ 22
5.05    Statement of Accounts ......................................... 22

Article 6.  Vested Portion of Accounts ................................ 22
6.01    After-Tax Account and Pre-Tax Account ......................... 22
6.02    Company Matching Account ...................................... 22
6.03    Disposition of Forfeitures .................................... 23

Article 7.  In-Service Withdrawals .................................... 24
7.01    In-Service Withdrawals ........................................ 24
7.02    Participant Loans ............................................. 27
7.03    Forfeiture of Nonvested Company Matching Accounts ............. 28
7.04    Restoration of Forfeitures .................................... 28

Article 8.  Distribution of Accounts Upon Termination of Employment ... 29
8.01    Eligibility ................................................... 29
8.02    Forms of Distribution ......................................... 29
8.03    Method of Payment ............................................. 30
8.04    Distribution Upon Retirement, Termination or Disability ....... 31
8.05    Distribution Upon Death ....................................... 31
8.06    Small Payments ................................................ 32
8.07    Minimum Required Distributions ................................ 32
8.08    Status of Accounts Pending Distribution ....................... 33
8.09    Proof of Death and Right of Beneficiary or Other Person ....... 33
8.10    Failure to Locate Recipient ................................... 33
8.11    Distribution Limitation ....................................... 33

Article 9.  Administration of the Plan ................................ 34
9.01    Administration ................................................ 34
9.02    Individual Accounts ........................................... 34
9.03    Action of Majority ............................................ 34
9.04    Compensation and Bonding ...................................... 34
9.05    Prudent Conduct ............................................... 34
9.06    Service in More Than One Fiduciary Capacity ................... 34
9.07    Indemnification ............................................... 35
9.08    Expenses of Administration .................................... 35

                                                                        Page
9.09    Claims Procedures ............................................. 35

Article 10.  Management of the Funds .................................. 36
10.01   Trust Agreement ............................................... 36
10.02   Exclusive Benefit Rule ........................................ 36

Article 11.  General Provisions ....................................... 36
11.01   Nonalienation ................................................. 36
11.02   Conditions of Employment Not Affected by the Plan ............. 37
11.03   Facility of Payment ........................................... 37
11.04   Information ................................................... 37
11.05   Voting of Company Stock and Other Instructions by Participants  37
11.06   Eligible Rollover Distributions ............................... 37
11.07   Top-Heavy Provisions .......................................... 38
11.08   Construction .................................................. 40

Article 12.  Amendment, Merger and Termination ........................ 41
12.01   Amendment of the Plan ......................................... 41
12.02   Merger or Consolidation ....................................... 41
12.03   Acquisitions and Additional Participating Companies ........... 41
12.04   Termination of the Plan ....................................... 41

Article 1.  Definitions

1.01 "Accounts" means a Participant's Company Matching Account, After-Tax Account and Pre-Tax Account.

1.02 "Actual Deferral Percentage" means, with respect to a specified group of Eligible Employees, the average of the ratios, calculated separately for each Eligible Employee in that group, of:

    (a) the amount of Pre-Tax Contributions made pursuant to Section 3.02 for a Plan Year (whether or not such contributions are returned to the Participant pursuant to Sections 3.02(c) and 3.02(d)) for that Plan Year, to

    (b)  Statutory Compensation for that Plan Year.

1.03 "Adjustment Factor" means the cost-of-living adjustment factor prescribed by the Secretary of the Treasury under Code Section 415(d) applied to such items and in such manner as the Secretary shall provide.

1.04 "Affiliated Employer" means any company, including the Company, not participating in the Plan which is a member of a controlled group of corporations (determined under Code Section 414(b)) which also includes the Company as a member, or any trade or business under common control (as defined in Code Section 414(c)) with the Company, or a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Company, and other entity required to be aggregated with the Company pursuant to regulations under Code Section 414(o). Notwithstanding the foregoing, for the purpose of Section 3.10, the definition in Code Sections 414(b) and 414(c) shall be as defined as provided in Code Section 415(h).

1.05 "After-Tax Account" means a Participant's account into which shall be credited After-Tax Contributions and investment earnings and losses thereon.

1.06 "After-Tax Contributions" means any contributions made by the Participant on an after-tax basis to (i) the Predecessor Plan, and (ii) the Plan pursuant to Section 3.01. After-Tax Contributions shall consist of the following two components:

    (a) After-Tax Contributions, which are described in Section 3.01(a) and which are matched by Company Matching Contributions; and

    (b) After-Tax Contributions, which are described in Section 3.01(b) and which are not matched by Company Matching Contributions.

1.07 Annual Dollar Limit means for Plan Years beginning on or after January 1, 1989 and before January 1994, $200,000 multiplied by the Adjustment Factor. Commencing with the 1994 Plan Year, the Annual Dollar Limit means $150,000, except that if for any calendar year after 1994 the Cost-of-Living Adjustment as hereafter defined is equal to or greater than $10,000, then the Annual Dollar Limit (as previously adjusted under this Section 1.07) for any Plan Year beginning in any subsequent calendar year shall be increased by the amount of such Cost-of-Living Adjustment, rounded to the next lowest multiple of $10,000. The Cost-of-Living Adjustment shall equal the excess of (i) $150,000 increased by the adjustment made under Code Section 415(d) for the calendar year, except that the base period for purposes Code Section 415(d)(1)(A) shall be the calendar quarter beginning October 1, 1993, over (ii) the Annual Dollar Limit in effect for the Plan Year beginning in the calendar year. In determining the compensation of a Participant for purposes of the Annual Dollar Limit, the rules of Code Section 414(q)(6) shall apply, except in applying such rules the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the year. If, as a result of the application of such rules the adjusted Annual Dollar Limit is exceeded, then the Annual Dollar Limit shall be prorated among the affected individuals in proportion to each such individual's compensation, as determined under Section 1.08, Section 1.46(b) or Section 11.07 whichever is applicable, prior to the application of such limit.

1.08 "Base Earnings" means in any regular payroll period, the Participant's straight-time hourly rate multiplied by the hours paid for in such payroll period (but in no event more than 40 hours per week) as shown by the records of the Participating Company. The straight-time hourly rate shall not include overtime compensation, cost-of-living adjustments, shift or other bonuses, expense or living allowances, assignment or relocation payments, incentive payments, disability benefits, royalties or payments of like nature or any other additives, whether or not included as part of such hourly rate for purposes other than the determination of "Base Earnings" hereunder. Effective for Plan Years commencing on or after January 1, 1989, Base Earnings for Plan purposes shall not exceed the Annual Dollar Limit for any Plan Year. Base Earnings also shall include Pre-Tax Contributions made pursuant to Section 3.02.

1.09 "Beneficiary" means any person, persons, entity or entities named by a Participant by written designation filed with the Committee to receive benefits payable in the event of the Participant's death, provided that if the Participant is married and designates other than his spouse as the Beneficiary, he obtains Spousal Consent.

1.10  "Board of Directors" means the Board of Directors of the Company.

1.11 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

1.12  "Committee" means the Administrative Committee as provided for in
Article 9.

1.13  "Company" means Computer Sciences Corporation.

1.14 "Company Matching Account" means a Participant's account into which shall be credited Company Matching Contributions and investment earnings and losses thereon.

1.15 "Company Matching Contributions" means contributions made by the Participating Company to the Plan on behalf of Participants pursuant to
Section 3.07 and company contributions made on behalf of Participants to the Predecessor Plan.

1.16 "Disability" means a disability resulting from a bodily or mental injury or disease either occupational or non-occupational in cause (but excluding disabilities resulting from service in the Armed Forces of any country), which would prevent a Participant from engaging in any occupation or performing any work for compensation or profit for the remainder of the Participant's life, as confirmed by medical evidence satisfactory to the Company.

1.17  "Effective Date" of the Plan means May 2, 1992.

1.18 "Eligible Employee" means an Employee of the Participating Company who is included in a group of Employees covered by a collective bargaining agreement between the Unions and the Company if there is evidence that retirement benefits were the subject of good-faith bargaining and the collective bargaining agreement provides for such individual's participation in the Plan, but excluding any Leased Employee.

1.19 "Employee" means any person receiving compensation for services rendered to the Participating Company or an Affiliated Employer whose compensation is subject to income tax withholding and/or for whom Social Security contributions are made by the Participating Company or an Affiliated Employer, including any Leased Employee but excluding any person who serves solely as a director or independent contractor.

1.20 "Employment Commencement Date" means the first date as of which an Employee is credited with an Hour of Service with the Participating Company or an Affiliated Employer or, if applicable, General Dynamics Corporation.

1.21 "Enrollment Date" means the effective date of a Participant's enrollment in the Plan in accordance with Section 2.02. Such date shall mean any January 1, April 1, July 1 or October 1 which coincides with or which follows the date an Eligible Employee meets the requirements of Section 2.01.

1.22 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.23 "Fund" means the fund consisting of all After-Tax Contributions, Pre-Tax Contributions, Company Matching Contributions and all investment earnings and losses thereon.

The Fund shall be divided into four subfunds:

     Fund A -- Fixed Income Fund shall consist of assets invested in fixed-income contracts with an insurance company or companies designated by the Company, as well as other investments of a short-term nature as provided in the trust agreement governing the investment of Plan assets.

     Fund B -- Government Bonds Fund shall consist of direct obligations of the United States Government, as well as other investments of a short-term nature as provided in the trust agreement governing the investment of Plan assets.

     Fund C -- Diversified Portfolio shall consist of common or capital stock of issuers other than the Company and other similar types of equity investments, as well as other investments of a short-term nature as provided in the trust agreement governing the investment of Plan assets.

     Fund D -- Stock Fund shall consist of the Company's common stock.

Subject to the Unions' approval, the Company may change or add other Funds to the Plan from time to time to increase the investment options available to Plan Participants.

1.24 "Highly Compensated Employee" means any Employee of the Participating Company or an Affiliated Employer (whether or not eligible for participation in the Plan) who satisfies one or more of the following criteria:

     (a)  During the current Plan Year or the preceding Plan Year, the
Employee:

      (i) was at any time a 5% owner of the Participating Company or an Affiliated Employer;

      (ii) received Statutory Compensation in excess of $75,000 multiplied by the Adjustment Factor;

      (iii) received Statutory Compensation in excess of $50,000 multiplied by the Adjustment Factor and was among the highest 20% of Employees for that year when ranked by Statutory Compensation paid for that year, excluding, for purposes of determining the number of such Employees, such Employees as the Company may determine on a consistent basis pursuant to Code Section 414(q)(8); or

      (iv) was at any time an officer of the Participating Company or an Affiliated Employer (subject to the limitations of Code Section 414(q)(5)) and received Statutory Compensation greater than 50% of the dollar limitation on maximum benefits under Code Section 415(b)(1)(A) for such Plan Year.

     (b) Notwithstanding the foregoing, an Employee who meets the criteria under Section 1.24(a)(ii), 1.24(a)(iii) or 1.24(a)(iv) for the current Plan Year but not for the preceding Plan Year shall not be considered a Highly Compensated Employee for the current Plan Year unless the Employee is one of the 100 highest-paid Employees of all Affiliated Employers.

     (c) Notwithstanding the foregoing, Employees who are nonresident aliens and who receive no earned income from the Participating Company or an Affiliated Employer which constitutes income from sources within the United States shall be disregarded for all purposes of this Section 1.24.

    (d) To the extent permitted under regulations, the Company may elect to determine the status of Highly Compensated Employees on a current calendar-year basis.

    (e) The provisions of this Section 1.24 shall be further subject to such additional requirements as are described in Code Section 414(q) and its applicable regulations, which shall override any aspects of this Section 1.24 inconsistent therewith.

1.25  "Hour of Service" means:

    (a) each hour for which an Employee is paid or entitled to be paid for the performance of duties for a Participating Company or an Affiliated Employer;

    (b) each hour for which an Employee is paid or entitled to be paid by a Participating Company or an Affiliated Employer, whether or not the employment relationship has terminated, for any period during which no duties were performed due to vacation, holiday, illness, incapacity (including Disability), layoff, jury duty, military duty or Leave of Absence, but not more than 501 hours for any single continuous period; and

    (c) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by a Participating Company or an Affiliated Employer, excluding any hour credited under Section 1.25(a) or 1.25(b), which shall be credited to the computation period or periods to which the award, agreement or payment pertains rather than to the computation period in which the award, agreement or payment is made.

No hours shall be credited for any period during which the Employee performs no duties and receives payment solely for the reimbursement of medical expenses or for the purpose of complying with unemployment compensation, workers' compensation or disability insurance laws. The Hours of Service credited shall be determined as required by Title 29 of the Code of Federal Regulations, Section 2530.200b-2(b) and (c).

Notwithstanding the foregoing, in the event an Employee is entitled to receive credit for additional hours in accordance with the provisions of a collective bargaining agreement under which he is covered, such hours shall be counted as Hours of Service for Plan purposes.

1.26 "Income" means the amount of income to be returned with any excess deferrals or excess contributions under Section 3.02 or Section 3.09 as determined in accordance with regulations prescribed by the Secretary of the Treasury under the provisions of Code Sections 402(g) and 401(k).

1.27  "Leased Employee" means any person as so defined in Code Section 414(n).

1.28 "Leave of Absence" means an absence authorized by the Company under its standard personnel practices as applied in a uniform and nondiscriminatory manner to all persons similarly situated.

1.29 "Non-Highly Compensated Employee" means an individual who is not a Highly Compensated Employee.

1.30  "Normal Retirement Age" means age 65.

1.31 "Participant" means any person included for participation in the Plan as provided in Article 2 and any person who continues to have rights or continued rights under the Plan.

1.32 "Participating Company" means CSC Outsourcing Inc., a wholly owned subsidiary of the Company, and any other company that adopts the Plan with the approval of the Board of Directors and the relevant Union.

1.33 "Period of Severance" means for any Employee, the period beginning on the Employee's Severance from Service Date and ending on the date the Employee next completes an Hour of Service.

A one-year Period of Severance is a period of 12 consecutive months beginning on the Employee's Severance from Service Date and during which the Employee does not perform an Hour of Service.

Subject to verification by the Company, for the purposes of Sections 1.41 and 6.03, an Employee shall be deemed not to have incurred a Period of Severance during the period of 24 consecutive months that the Employee is first absent from employment by reason of:

    (a)  the Employee's pregnancy;

    (b)  birth of a child of the Employee;

    (c) placement of a child with the Employee in connection with the Employee's adoption of the child; or

    (d) caring for such child for a period beginning immediately after the birth or placement for adoption.

1.34 "Plan" means the CSC Outsourcing Inc. Hourly Savings Plan as set forth in this document or as amended from time to time.

1.35  "Plan Administrator" means the Committee.

1.36 "Plan Year" means a 12-month period beginning each January 1 and ending each December 31 and includes periods prior to the Plan's Effective Date.

1.37 "Predecessor Plan" means the General Dynamics Hourly Employees Savings and Stock Investment Plan.

1.38 "Pre-Tax Account" means a Participant's Account into which shall be credited Pre-Tax Contributions and investment earnings and losses thereon.

1.39 "Pre-Tax Contributions" means any amounts contributed by the Participant to the Plan on a pre-tax basis pursuant to Section 3.02. Pre-Tax
Contributions shall consist of the following two components:

    (a) Pre-Tax Contributions, which are described in Section 3.02(a)(i) and which are matched by Company Matching Contributions; and

    (b) Pre-Tax Contributions, which are described in Section 3.02(a)(ii) and which are not matched by Company Matching Contributions.

1.40 "Reemployment Commencement Date" means the date an Employee is first credited with an Hour of Service following a prior one-year Period of Severance.

1.41 "Rule of Parity" means a rule pursuant to which a rehired Participant who incurs a one-year Period of Severance shall have his years of Service which occur prior to such one-year Period of Severance ignored or restored.

    (a) If an Employee or Participant incurs a one-year Period of Severance and has no nonforfeitable right to his Company Matching Account at the time of his one-year Period of Severance, his years of Service prior to such one-year Period of Severance shall not be taken into account if the number of consecutive one-year Periods of Severance equals or exceeds the greater of (i) five, or (ii) his years of Service prior to the one-year Period of Severance.

    (b) If an Employee or Participant incurs a one-year Period of Severance and (i) he has a nonforfeitable interest in his Company Matching Account, or
(ii) the number of consecutive one-year Periods of Severance is less than the greater of (A) five, or (B) his total years of Service prior to the one-year Period of Severance, his years of Service prior to such one-year Period of Severance shall be restored to him upon reemployment.

Notwithstanding the foregoing, in no event shall Service be restored if on December 31, 1989, such Service would have been ignored under the provisions of the Predecessor Plan as it existed on such date.

1.42 "Service" means, with respect to any Employee, his period or periods of employment with the Participating Company or an Affiliated Employer which are counted as "Service" in accordance with the following rules:

    (a) Each Employee shall be credited with Service under the Plan for the period or periods during which such Employee maintains an employment relationship with the Participating Company or an Affiliated Employer. An Employee's employment relationship shall begin on the date the Employee first renders one Hour of Service and shall end on his Severance from Service Date. Service also shall include a Period of Severance between an Employee's Severance from Service Date and the first anniversary of the date on which the Employee was first absent if the Employee completes an Hour of Service on or before such first anniversary date.

    (b) If an Employee is absent from work because of service in the Armed Forces of the United States and he returns to work with the Participating Company or an Affiliated Employer, having applied to return while his reemployment rights were protected by law, the absence shall be included in his Service.

    (c) All periods of an Employee's Service, whether or not consecutive, shall be aggregated. Service shall be measured in elapsed years and fractions of years whereby each 12 calendar months shall constitute one year and each 30 days shall constitute one-twelfth of a year.

1.43 "Settlement Date" means the relevant date specified in Section 8.03 or 8.04, whichever is applicable.

1.44  "Severance from Service Date" means the earlier of:

    (a) the date as of which an Employee's employment with the Participating Company or an Affiliated Employer is terminated, whether due to voluntary termination, dismissal, retirement or death;

    (b) the date as of which an Employee fails to comply with a request to return to active employment within the time period during which Service may be retained for Plan purposes as specified under the provisions of any applicable collective bargaining agreement or, if there is no collective bargaining agreement applicable to the Employee, within 24 months following cessation of active employment due to a reduction in workforce; or

    (c) the last date of the time period during which Service may be retained for Plan purposes as specified under the provisions of any applicable collective bargaining agreement; or

    (d) if later than the dates in Section 1.44(b) or 1.44(c), the first anniversary of the first date of a period in which an Employee remains absent from work (with or without pay) with the Participating Company or an Affiliated Employer for any reason (other than resignation, retirement, discharge or death), such as vacation, holiday, sickness, disability, leave of absence or layoff.

1.45 "Spousal Consent" means written consent given by a Participant's spouse to the Participant's election specifying a form of benefit and designating the Participant's Beneficiary. The specified form or designated Beneficiary shall not be changed unless further Spousal Consent is given or unless the spouse expressly waives the right to consent to any future changes. Spousal Consent shall be duly witnessed by a Plan representative or notary public and shall acknowledge the effect of the Participant's election on the spouse. The requirement for Spousal Consent may be waived by the Company if it establishes to its satisfaction that there is no spouse or that the spouse cannot be located, or because of such other circumstances as may be established in accordance with applicable law. Spousal Consent shall be applicable only to the particular spouse who provides such consent.

1.46  "Statutory Compensation" means:

    (a)  for the purposes of Section 1.24, compensation as defined under
Section 1.414(s)-1(c)(2), of the Income Tax Regulations plus amounts contributed in accordance with Code Sections 125, 402(e)(3) and 402(h)1(B); and

    (b) for the purposes of Section 1.02 and Section 3.09, compensation as defined under Sections 1.414(s)-1(c)(2) and 1.414(s)-1(c)(3) of the Income Tax Regulations. As permitted under such regulations, compensation under this
Section 1.46(b) may or may not include amounts contributed in accordance with Code Sections 125, 402(e)(3) and 402(h)1(B). However, in no event may compensation under this Section 1.46(b) exceed the Annual Dollar Limit.

1.47 "Supplement" means the supplement attached to the Plan, which is considered to be part of the Plan and which lists (i) the Unions participating in the Plan, and (ii) the alternative provisions that pertain to the collective bargaining agreement for each Union.

1.48 "Trustee" means the trustee that holds the funds of the Plan, as provided in Article 11.

1.49 "Unions" means the unions described in the Supplement, which is considered to be a part of the Plan.

1.50 "Valuation Date" means the date upon which the assets of a Fund or any part thereof are valued. Such valuation shall be made no less frequently than as of the last day of each calendar month.

1.51 "Vested Portion" means the portion of the Accounts in which the Participant has a nonforfeitable interest, as provided in Article 6.

1.52 "Year of Eligibility Service" means, with respect to any Employee, a 12-month period of employment with the Participating Company or an Affiliated Employer beginning on the date he first completes an Hour of Service or any anniversary of that date and ending on his Severance from Service Date. Eligibility Service also shall include a Period of Severance between an Employee's Severance from Service Date and the first anniversary of the date on which the Employee was first absent, if the Employee completes an Hour of Service on or before such first anniversary date. If an Employee's employment is terminated and he is later reemployed, his Service after his Reemployment Commencement Date shall be aggregated in accordance with the Rule of Parity.

Article 2.  Eligibility and Participation

2.01  Eligibility

    (a) Each Eligible Employee who was included in the Predecessor Plan and each former Employee who maintained an Account balance in the Predecessor Plan on the Effective Date shall automatically become a Participant in the Plan.

    (b) Each Eligible Employee who was not included in the Predecessor Plan on the Effective Date but who was eligible to participate in the Plan on such date shall be eligible to participate in the Plan on May 2, 1992.

    (c) Each other Employee shall become eligible to participate in the Plan on any Enrollment Date that coincides with or next follows the later of (i) the date he completes a Year of Eligibility Service, or (ii) the date he becomes an Eligible Employee.

    (d) If a Participant incurs a one-year Period of Severance, he shall be eligible to recommence participation in the Plan on his Reemployment Commencement Date.

    (e) If an Employee incurs a one-year Period of Severance prior to becoming a Participant in the Plan and his Reemployment Date occurs prior to five consecutive one-year Periods of Severance, he shall be eligible to participate in the Plan on any Enrollment Date that coincides with or next follows the latest of (A) the date on which he completes a Year of Eligibility Service, (B) his Reemployment Commencement Date, or (C) the date he becomes an Eligible Employee.

    (f) If an Employee incurs a one-year Period of Severance prior to becoming a Participant in the Plan and his Reemployment Date occurs after five or more consecutive one-year Periods of Severance, he shall be considered to be a new

Employee for all purposes of the Plan and he must satisfy the conditions described in Section 2.01(c) based on his Reemployment Commencement Date.

2.02  Participation
An Employee who is eligible to participate in the Plan in accordance with
Section 2.01 shall become a Participant as of the first Enrollment Date after the date he files an enrollment form with the Participating Company authorizing the Participating Company to make either After-Tax Contributions or Pre-Tax Contributions on his behalf, whichever is specified under the collective bargaining agreement that pertains to him.

2.03  Transferred Participants

    (a) A Participant who remains in the employ of the Participating Company or an Affiliated Employer but who ceases to be an Eligible Employee shall continue to be a Participant in the Plan but shall not be eligible to make either After-Tax Contributions or Pre-Tax Contributions while his employment status is other than that of an Eligible Employee.

    (b) An Employee who transfers from an Affiliated Employer and becomes an Eligible Employee shall become eligible to participate on any Enrollment Date that coincides with or next follows the later of (i) the date he completes a Year of Eligibility Service, or (ii) the date he becomes an Eligible Employee.

2.04  Termination of Participation
An Eligible Employee's participation in the Plan shall terminate on the date he terminates employment with the Participating Company or an Affiliated Employer unless the Participant is entitled to benefits under the Plan, in which event his participation shall terminate when all those benefits have been distributed to him.

Article 3.  Contributions

3.01  After-Tax Contributions
If an Eligible Employee is covered under a collective bargaining agreement that provides for After-Tax Contributions, effective with the first full payroll period following the Enrollment Date on which an Eligible Employee's participation begins, a Participant shall be permitted to contribute the following amounts to the Plan (rounded to the nearest whole dollar) on an after-tax basis through payroll deduction:

    (a) either 2%, 4%, 6%, 8% or 10% of his Base Earnings up to the first $12.01 of his straight-time hourly rate, plus either 2%, 4% or 6% of his Base Earnings in excess of $12.01 but not more than $16.01 of his straight-time hourly rate. Such contributions shall be matched by Company Matching Contributions in accordance with Section 3.07; and

    (b) if the Participant is covered under a collective bargaining agreement that provides for additional After-Tax Contributions and if he has contributed the maximum in accordance with Section 3.01(a), an additional 1%, 2%, 3% or 4% of his Base Earnings up to $16.01 of his straight-time hourly rate. Such contributions shall not be matched by Company Matching Contributions.

If a Participant is eligible to make After-Tax Contributions, he shall not be eligible to make Pre-Tax Contributions in accordance with Section 3.02(a).

3.02  Pre-Tax Contributions

    (a) If an Eligible Employee is covered under a collective bargaining agreement that provides for Pre-Tax Contributions, effective with the first full payroll period following the Enrollment Date on which an Eligible Employee's participation begins, a Participant shall be permitted to contribute the following amounts to the Plan (rounded to the nearest whole dollar) on a pre-tax basis through payroll deduction:

    (b) either 2%, 4%, 6%, 8% or 10% of his Base Earnings up to the first $12.01 of his straight-time hourly rate, plus either 2%, 4% or 6% of his Base Earnings in excess of $12.01 of his straight-time hourly rate. Such contributions shall be matched by Company Matching Contributions in accordance with Section 3.07; and

    (c)  if the Participant has contributed the maximum in accordance with
Section 3.01(a)(i), an additional 1%, 2%, 3% or 4% of his Base Earnings. Such contributions shall not be matched by Company Matching Contributions.

If a Participant is eligible to make Pre-Tax Contributions, he shall not be eligible to make After-Tax Contributions in accordance with Section 3.01.

    (d) Notwithstanding the foregoing, in no event shall a Participant's Pre-Tax Contributions in a calendar year exceed $7,000 multiplied by the Adjustment Factor. If a Participant's Pre-Tax Contributions in a calendar year reach that dollar limitation, his election of Pre-Tax Contributions for the remainder of the calendar year shall be suspended. As of the first payroll period of the following calendar year, the Participant's election of Pre-Tax Contributions shall again become effective in accordance with his previous election.

    (e) If the sum of the Participant's pre-tax contributions and 401(k) contributions to any other defined contribution plan maintained by the Participating Company exceeds the dollar limitation under this Section 3.02(c), the excess ("excess deferrals") over such dollar limitation with Income thereon shall be returned to the Participant no later than the April 15 following the end of the calendar year in which the excess deferrals were made; and the Participant shall be deemed to have elected to receive such return of his excess deferrals.

    (f) If a Participant makes pre-tax contributions under another qualified defined contribution plan or simplified employee pension plan for any calendar year and those contributions, when added to his Pre-Tax Contributions under the Plan, exceed the dollar limitation under this Section 3.02(d) for that calendar year, the Participant may determine that such excess deferrals shall apply to the Plan. In that event, the excess deferrals with Income thereon shall be returned to the Participant no later than the April 15 following the end of the calendar year in which the excess deferrals were made. However, the Plan shall not return such excess deferrals unless the Participant notifies the Participating Company in writing, by March 1 of that following calendar year, of the amount of excess deferrals allocated to the Plan.

    (g) In the event that any Pre-Tax Contributions returned under Sections 3.02(c) and 3.02(d) were matched by Company Matching Contributions, those Company Matching Contributions shall be forfeited and used to reduce future Company Matching Contributions.

3.03  Transfers Among Unions
In the event that a Participant transfers from one Union to another, his contributions shall be continued at the rate he previously elected (up to the maximum permitted by the Union to which he has transferred); however, the nature of his contributions (i.e., whether they are After-Tax Contributions or Pre-Tax Contributions) shall be governed by the new collective bargaining agreement under which he is covered.

3.04  Maximum Rate of Contribution
Notwithstanding the provisions of Sections 3.01 and 3.02, in no event can the maximum contribution rates exceed those provided under any collective bargaining agreement between the Company and any Union.

3.05Change in Contributions

    (a) A Participant may change the rate of his After-Tax Contributions or his Pre-Tax Contributions as of the first payroll period following any January 1, April 1, July 1 or October 1 by giving the Company at least 30 days' prior written notice. Such change shall take effect on the first day of the payroll period coinciding with or next following the Company's receipt of the 30-day written notice.

    (b) In the event of a change in the Participant's Base Earnings, the contribution percentage applicable to Base Earnings up to $12.01 per straight-time hour shall continue to apply and the contribution percentage applicable to Base Earnings in excess of $12.01 of a Participant's straight-time hourly rate (if any) shall continue to apply; provided, however, that if a Participant's Base Earnings rate advances from $12.01 to an amount in excess of $12.01, the Participant may immediately authorize a contribution percentage for the amount of Base Earnings in excess of $12.01 if such additional contribution percentage is otherwise available to the Participant.

3.06  Suspension of Contributions

    (a) A Participant may suspend his After-Tax Contributions or his Pre-Tax Contributions while he is actively employed by providing the Company with written notice thereof. The Participant may resume making After-Tax Contributions or Pre-Tax Contributions by giving the Company written notice. Such resumption shall be effective as of the first day of the payroll period coinciding with or next following the January 1, April 1, July 1 or October 1 that follows the later of (i) the date the Company receives the written notice, or (ii) three months' suspension.

    (b) No makeup of After-Tax Contributions or Pre-Tax Contributions is permitted during any period of suspension.

3.07  Company Matching Contributions
Each month the Participating Company shall contribute Company Matching Contributions to the Plan on behalf of each Participant in an amount equal to:

    (a) 50% of the Participant's After-Tax Contributions made in accordance with Section 3.01(a);

    (b)  50% of the Participant's Pre-Tax Contributions made pursuant to
Section 3.02(a)(i) and which are invested in accordance with Options 1 through 7 described in Section 4.02(a); or

    (c)  100% of the Participant's Pre-Tax Contributions made pursuant to
Section 3.02(a)(i) and which are invested in Fund D in accordance with Option 8 described in Section 4.02(a).

3.08  Timing of Contributions
Contributions made in accordance with Sections 3.01, 3.02 and 3.07 shall be forwarded to the Trustee as soon as practicable after the end of each payroll period.

3.09  Limitations Affecting Highly Compensated Employees
This Section 3.09 shall become effective on January 1, 1993.

    (a) The Actual Deferral Percentage for Highly Compensated Employees who are Participants or who are eligible to become Participants shall not exceed the Actual Deferral Percentage for all Non-Highly Compensated Employees who are Participants or who are eligible to become Participants, multiplied by
1.25. If the Actual Deferral Percentage does not meet the foregoing test, an "alternative test" shall be applied. Under the alternative test, the Actual Deferral Percentage for Highly Compensated Employees may not exceed the lesser of the Actual Deferral Percentage for all Non-Highly Compensated Employees who are Participants or who are eligible to become Participants plus two percentage points, or such Actual Deferral Percentage multiplied by 2.0. The Company may implement rules limiting the Pre-Tax Contributions that may be made on behalf of some or all Highly Compensated Employees so that this limitation is satisfied. If the Company determines that the limitation under this Section 3.09(a) has been exceeded in any Plan Year, the following provisions shall apply:

      (i) The amount of Pre-Tax Contributions made on behalf of some or all Highly Compensated Employees shall be reduced until the provisions of this
Section 3.09(a) are satisfied by leveling the highest percentage rates elected by the Highly Compensated Employees. Such percentage rates shall be rounded to the nearest one-hundredth of 1% of the Participant's Statutory Compensation.

      (ii) Pre-Tax Contributions subject to reduction under this Section 3.09(a) ("excess contributions"), together with Income thereon, shall be paid to the Participant before the close of the Plan Year following the Plan Year in which the excess contributions were made and, to the extent practicable, within 2 1/2 months of the close of the Plan Year in which the excess contributions were made. However, any excess contributions for any Plan Year shall be reduced by any Pre-Tax Contributions previously returned to the Participant under Section 3.02(c) or 3.02(d) for that Plan Year. In the event any Pre-Tax Contributions returned under this Section 3.09(a) were matched by Company Matching Contributions, such corresponding Company Matching Contributions, with Income thereon, shall be forfeited and used to reduce future Company Matching Contributions.

    (b) If any Highly Compensated Employee is either (i) a 5% owner, or (ii) one of the 10 highest-paid Highly Compensated Employees, then any benefit or contribution paid to or made on behalf of any member of his "family" (as defined under Code Section 414(q)(6)(B)) shall be deemed paid to or made on behalf of such Highly Compensated Employee for purposes of Section 3.09(a) to the extent required under regulations prescribed by the Secretary of the Treasury or his delegate under Code Section 401(k). Any return of excess contributions required under Section 3.09(a) with respect to the family group shall be made in accordance with such regulations. The total benefit shall be apportioned among the Highly Compensated Employee and the members of his "family" (as defined under Code Section 414(q)(6)(B)) in a manner determined by the Company and shall be uniformly applicable to all Employees similarly situated. Furthermore, in the determination of the Compensation and Statutory Compensation of such Highly Compensated Employee, the rules of Code Section 414(q)(6) shall apply, except that the term "family" shall include only the spouse of the Employee and any lineal descendants of the Employee who have not attained age 19 before the close of the calendar year.

    (c) If any Highly Compensated Employee is a participant of another qualified plan of the Participating Company or an Affiliated Employer, other than an employee stock ownership plan described in Code Section 4975(e)(7), under which deferred cash contributions are made on behalf of the Highly Compensated Employee or under which the Highly Compensated Employee makes contributions, the Company shall implement rules to take into account all such contributions for the Highly Compensated Employee under all such plans in applying the limitations of this Section 3.09. Such rules shall be uniformly applicable to all Employees similarly situated.

3.10  Maximum Annual Additions

    (a) The annual addition to a Participant's Accounts for any Plan Year, which shall be considered the "limitation year" for purposes of Code Section 415, when added to the Participant's annual addition for that Plan Year under any other qualified plan of the Participating Company or an Affiliated Employer, shall not exceed an amount that is equal to the lesser of (i) 25% of the Participant's aggregate remuneration for that Plan Year, or (ii) the greater of $30,000 or 25% of the dollar limitation in effect under Code
Section 415(b)(1)(A).

    (b) For purposes of this Section 3.10, the "annual addition" to a Participant's Accounts under the Plan or any other qualified plan maintained by the Participating Company or an Affiliated Employer for the Plan Year shall include:

      (i) total contributions, including After-Tax Contributions, Pre-Tax Contributions and Company Matching Contributions made on the Participant's behalf by the Participating Company and any Affiliated Employer under the Plan or any other qualified defined contribution plan;

      (ii) forfeitures, if applicable, that have been allocated to the Participant's accounts under any other qualified defined contribution plan maintained by the Participating Company or any Affiliated Employer;

      (iii) voluntary or mandatory contributions made by the Participant under any qualified defined benefit plan maintained by the Participating Company or any Affiliated Employer; and

      (iv) contributions made on a Participant's behalf to an "individual medical benefit account" under a qualified pension or annuity plan maintained by the Participating Company or any Affiliated Employer, as described and to the extent required under Code Section 415(l).

    (c) For purposes of this Section 3.10, the term "remuneration" with respect to any Participant shall mean the wages, salaries and other amounts paid with respect to that Participant by the Participating Company or any Affiliated Employer for personal services actually rendered, determined after any reduction of Compensation pursuant to Section 3.02 or pursuant to a cafeteria plan as described in Code Section 125, including, but not limited to, bonuses, overtime payments and commissions, but excluding:

      (i) Company contributions to the Plan or to any other plan of deferred compensation maintained by the Participating Company or any Affiliated Employer;

      (ii) amounts realized from the exercise of a non-qualified stock option;

      (iii) amounts realized when restricted stock is no longer subject to substantial risk of forfeiture;

      (iv)  amounts realized from the disposition of a qualified stock option;
or

      (v)   other amounts that receive special tax benefits.

    (d) If the annual addition to a Participant's Accounts for any Plan Year would otherwise exceed the limitation set forth in Section 3.10(a), the excess annual additions to such Participant's Accounts for such Plan Year shall be reduced to the extent necessary in the following order:

        (a) The Participant's unmatched After-Tax Contributions shall be reduced to the extent necessary. The amount of the reduction shall be returned to the Participant, together with any earnings on the contributions to be returned.

        (b) The Participant's unmatched Pre-Tax Contributions shall be reduced to the extent necessary. The amount of the reduction shall be returned to the Participant, together with any earnings on the contributions to be returned.

        (c) The Participant's matched After-Tax Contributions and corresponding Company Matching Contributions shall be reduced to the extent necessary. The amount of the reduction attributable to the Participant's matched After-Tax Contributions shall be returned to the Participant, together with any earnings on those contributions to be returned, and the amount attributable to the Company Matching Contributions shall be forfeited and used to reduce future Company Matching Contributions.

        (d) The Participant's matched Pre-Tax Contributions and corresponding Company Matching Contributions shall be reduced to the extent necessary. The amount of the reduction attributable to the Participant's matched Pre-Tax Contributions shall be returned to the Participant, together with any earnings on those contributions to be returned, and the amount attributable to the Company Matching Contributions and shall be forfeited and used to reduce future Company Matching Contributions.

    (e) If a Participant has at any time participated in both a qualified defined benefit plan and a qualified defined contribution plan maintained by the Participating Company or an Affiliated Employer for a Plan Year, the sum of the Participant's defined benefit plan fraction and defined contribution plan fraction for such Plan Year shall not exceed 1.0.

The terms "defined benefit plan fraction" and "defined contribution plan fraction" shall mean the following:

      (i) "Defined benefit plan fraction" for any calendar year is a fraction --

        (A) the numerator of which is the projected annual benefit of the Participant (determined as of the close of the calendar year) under all qualified defined benefit plans maintained by the Participating Company or an Affiliated Employer; and

        (B)  the denominator of which is the lesser of (1) or (2) below:

          (1) the product of 1.25 multiplied by the defined benefit plan dollar limitation under Code Section 415(b)(1)(A) (as multiplied by the Adjustment Factor) in effect for such calendar year; or

          (2) the product of 1.4 multiplied by an amount that is 100% of the Participant's average remuneration for the three consecutive years in which his compensation was the highest.

      (ii) "Defined contribution plan fraction" for any calendar year is a fraction --

        (A) the numerator of which is the sum of the annual additions made on behalf of a Participant for such calendar year and all prior calendar years; and

        (B) the denominator of which is the sum of the lesser of (1) or (2) below determined for such calendar year and for each prior year of service with a Participating Company or an Affiliated Employer:

          (1) the product of 1.25 multiplied by the defined contribution plan dollar limitation under Code Section 415(c)(1)(A) (as multiplied by the Adjustment Factor) in effect for such calendar year; or

          (2) the product of 1.4 multiplied by an amount equal to 25% of the Participant's remuneration for such year.

3.11  Return of Contributions
Except as provided below, at no time shall any contributions (or portions thereof) revert to a Participating Company prior to the discharge of all liabilities under the Plan.

    (a)  If all or part of a Participating Company's deductions under Code
Section 404 for contributions to the Plan are disallowed by the Internal Revenue Service, the portion of the contributions to which that disallowance applies shall be returned to the Participating Company without interest but reduced by any investment loss attributable to those contributions. The return shall be made within one year after the disallowance of the deduction.

    (b) A Participating Company may recover without interest the amount of its contributions to the Plan made on account of a mistake of fact, reduced by any investment loss attributable to those contributions, if recovery is made within one year after the date of those contributions.

    (c) In the event that Pre-Tax Contributions made under Section 3.02 are returned to the Company in accordance with the provisions of this Section 3.11, the elections to reduce compensation which were made by Participants on whose behalf those contributions were made shall be void retroactively to the beginning of the period for which those contributions were made. The Pre-Tax Contributions so returned shall be distributed in cash to those Participants for whom those contributions were made.

Article 4.  Investment of Contributions

4.01  Funds
Contributions to the Plan shall be invested in one or more of the Funds described in Section 1.23.

4.02  Investment of Participant's Accounts

    (a) A Participant shall direct that the total of his After-Tax Contributions or his Pre-Tax Contributions made pursuant to Section 3.01 or
3.02 shall be invested in accordance with one of the options described below:

     Option                        Investment
     ------                        ----------
    Option 1            1/3 Fund B, 1/3 Fund C and 1/3 Fund D
    Option 2            1/3 Fund B and 2/3 Fund D
    Option 3            1/3 Fund B and 2/3 Fund C
    Option 4            100% Fund B
    Option 5            1/3 Fund A and 2/3 Fund C
    Option 6            1/3 Fund A and 2/3 Fund D
    Option 7            100% Fund A
    Option 8            100% Fund D (not available under all
                        collective bargaining agreements)

    (b) A Participant's Company Matching Contributions shall be invested in accordance with the election applicable to his After-Tax Contributions or, if applicable, his Pre-Tax Contributions unless he is covered by a collective bargaining agreement that provides for his Company Matching Contributions to be fully invested in Fund D.

4.03  Responsibility for Investments
Each Participant is solely responsible for the selection of his investment options. The Trustee, the Participating Company and the officers, supervisors and other employees of the Participating Company are not empowered to advise a Participant as to the manner in which his Accounts shall be invested. The fact that a Fund is available to Participants for investment under the Plan shall not be construed as a recommendation for investment in that Fund.

4.04  Change of Election
A Participant may change a prior investment election as of any January 1, April 1, July 1 or October 1 by giving the Company 30 days' written notice. Such election shall be effective as of the January 1, April 1, July 1 or October 1 next following the Company's receipt of the 30-day written notice.

4.05  Reallocation of Accounts
Participants may reallocate their Account balances among Funds in accordance with the following provisions:

    (a) In the event that a Participant is covered under a collective bargaining agreement that provides for annual reallocations, he shall be permitted to reallocate his Account balances among Funds in 25% increments once each Plan Year.

    (b) All other Participants shall not be permitted to reallocate their Account balances among Funds until they have attained at least age 50. On or after attainment of age 50, they shall be eligible to transfer their entire Account balances to Fund A as follows:

      (i) One transfer shall be permitted on or after attainment of age 50 but prior to attainment of age 55.

      (ii) One transfer shall be permitted on or after attainment of age 55 but prior to attainment of age 60.

      (iii) One transfer shall be permitted per 12-month period on or after attainment of age 60 but prior to termination of employment.

Notwithstanding anything to the contrary contained in this Section 4.05, effective May 31, 1992, each Participant shall be permitted to make a one-time reallocation of his Account balances in 10% increments regardless of the collective bargaining agreement he is covered under at that time.

Article 5.  Valuation of Accounts

5.01  Valuation of the Funds
As of each Valuation Date, the Trustee shall allocate the amount of income or loss of each Fund since the last Valuation Date (which shall mean the net income or net loss of each Fund, including the net appreciation or net depreciation in the value of each Fund).

5.02  Allocation of Fund Gains and Losses -- Funds A, B and C
As of each Valuation Date, the net investment gain or loss, after adjustment for applicable expenses, if any, of Funds A, B and C since the immediately preceding Valuation Date shall be determined. The resulting value, without adjustment for gain or loss, shall be the value for all subsequent Valuation Dates until the Valuation Date on which the net gain or loss of such assets is redetermined.

The net investment gain or loss of Funds A, B and C shall be apportioned to each Participant's Accounts in such Funds. The apportionment shall be in the same proportion that the following for the Participant bears to the total of the following for all Participants:

    (a) the balance of the Participant's Accounts which was held in each Fund, as of the immediately preceding Valuation Date;

    (b) one-quarter of the Participant's After-Tax Contributions, Pre-Tax Contributions and Company Matching Contributions allocated to his Accounts since the immediately preceding Valuation Date;

    (c) one-quarter of the Participant's loan repayments, if any, made to his Accounts since the immediately preceding Valuation Date; and

    (d) a reduction for any withdrawals, distributions or loan proceeds paid from his Accounts after the allocation of gains or losses as of the immediately preceding Valuation Date.

All withdrawals, distributions and loan proceeds which are paid as of a Valuation Date shall be paid after the allocation of net investment gain or loss applicable to such Valuation Date has been apportioned pursuant to this
Section 5.02. The amount paid out shall not share in the allocation of net investment gain or loss in the subsequent Valuation Date.

5.03  Allocation of Stock -- Fund D
Each Valuation Date, the number of shares of Company stock to be credited to a Participant's Accounts shall be determined as follows:

    (a) A Participant's Accounts shall be credited as of the end of each month with a number of shares of Company stock (carried to the sixth decimal place) equal to the aggregate of the Participant's After-Tax Contributions or Pre-Tax Contributions and Company Matching Contributions on the Participant's behalf to be applied toward the purchase of Company stock with respect to that month divided by the average price per share (including brokerage fees and transfer taxes) of Company stock purchased by the Trustee for all Participants with respect to such month.

    (b) Dividends and other distributions received on Company stock held by the Trustee shall be reinvested in Company stock, and the Participant's Accounts shall be credited with a proportionate number of such shares determined on the basis of the number of shares in each Participant's Accounts.

All withdrawals and distributions which are paid as of a Valuation Date shall be paid after the allocation of net investment gain or loss applicable to such Valuation Date has been apportioned pursuant to this Section 5.03. The amounts paid out shall not share in the allocation of net investment gain or loss in the subsequent Valuation Date.

5.04  Discretionary Power of the Company
The Company reserves the right to change from time to time the procedures used in valuing the Accounts or crediting (or debiting) the Accounts if it believes, after due deliberation, that such an action is justified in that it results in a more accurate reflection of the fair market value of assets. In the event of a conflict between the provisions of this Article 5 and such new administrative procedures, those new administrative procedures shall prevail.

5.05  Statement of Accounts
Not less frequently than annually, each Participant shall be furnished with a statement setting forth the value of his Accounts.

Article 6.  Vested Portion of Accounts

6.01  After-Tax Account and Pre-Tax Account
A Participant shall at all times be 100% vested in and have a nonforfeitable right to his After-Tax Account and Pre-Tax Account.

6.02  Company Matching Account

    (a) A Participant shall be vested in and have a nonforfeitable right to his Company Matching Account in accordance with the following schedule:

     Completed Years         Nonforfeitable
        of Service             Percentage
     ---------------         --------------
    0 but less than 5              0%
    5 or more                    100%

In the event that the vesting schedule changes in the future, in the case of a Participant who had completed at least three years of Service as of that date, the vesting provisions in effect prior to that date shall continue to apply to the extent that they provide the Participant with a greater Vested Portion of his Company Matching Account than that provided under the new vesting provisions.

    (b) Notwithstanding the foregoing, a Participant shall be 100% vested in and have a nonforfeitable right to his Company Matching Account upon the earliest of (i) termination of employment from the Participating Company or an Affiliated Employer due to death, Disability or involuntary entry into military service, (ii) layoff for four consecutive weeks, (iii) attainment of Normal Retirement Age, or (iv) attainment of early retirement age, as defined in the CSC Outsourcing Inc. Hourly Pension Plan for such Participant.

6.03  Disposition of Forfeitures

    (a) Upon termination of employment, Participant who is not fully vested in his Company Matching Account shall forfeit the nonvested portion of his Company Matching Account.

    (b) On each Valuation Date, forfeitures shall be used first to restore Participants' Accounts in accordance with Section 6.03(c) below and then to reduce future Company Matching Contributions. Forfeitures also may be used to pay expenses that arise in connection with the administration of the Plan.

    (c) If an Employee is rehired after incurring a one-year Period of Severance which does not cause him to lose his prior Service in accordance with the Rule of Parity, the Service he had earned prior to his termination shall be added to the Service he earns after his Reemployment Commencement Date.

      (i) In the event that he incurs fewer than five consecutive one-year Periods of Severance between his date of termination and his Reemployment Commencement Date, the amount of his Company Matching Account which he forfeited upon distribution shall be restored to his Company Matching Account without taking into account any of the Funds' gains or losses which have occurred since the effective date of the forfeiture; provided, however, that he repays to the Plan, during his period of reemployment and within five years of his Reemployment Commencement Date (unless he was rehired between December 31, 1984 and April 1,

1988, in which event he can make a repayment at any time prior to subsequent termination of employment) an amount in cash equal to the full amount distributed to him, if any, due to his termination of employment. Repayment shall be made in a single cash lump sum and shall be invested in accordance with the future investment options in effect for the Participant at the time of repayment, unless the Participant is covered under a collective bargaining agreement that requires repayments to be invested in Fund D.

      (ii) In the event that he incurs five or more consecutive one-year Periods of Severance between his termination date and his Reemployment Commencement Date, the amount of his Company Matching Account which he forfeited shall not be restored and he shall not be eligible to make a repayment to the Plan.


Article 7.  In-Service Withdrawals

7.01  In-Service Withdrawals

    (a) Initial Withdrawal. Once during each Plan Year as of the end of any month (the Month of Withdrawal), Participants may withdraw a portion (as defined in Section 7.01 (a)(i) below) of their Accounts by giving notice during the Month of Withdrawal in the manner prescribed by the Company. The value of amounts and/or shares withdrawn shall be determined as of the last day of the Month of Withdrawal, and such amounts and/or shares shall be paid as soon as practicable after the end of the Month of Withdrawal. This withdrawal shall be subject to the following:

      (i) the maximum portion of a Participant's Accounts which is available for withdrawal shall include all vested amounts credited to the Participant's Accounts except for:

        (A) vested Company Matching Contributions and earnings thereon credited to a Participant's Company Matching Account during the current Plan Year and the immediately preceding 24 months; and

        (B)  Pre-Tax Contributions and earnings thereon.

      (ii) A Participant may withdraw all or a portion of his Accounts available for withdrawal by specifying in the withdrawal election the actual amounts and/or shares to be withdrawn in accordance with uniform rules provided by the Company; provided, however, that the value of all amounts and/or shares withdrawn shall not be less than the lesser of (A) $100, or (B) the entire value of the Participant's Accounts which is available for withdrawal.

      (iii) All amounts and/or shares withdrawn shall be taken from a Participant's Accounts on a pro rata basis from all Funds commencing with the oldest Plan Year's investments and in the following order:

        (A) the Participant's unmatched After-Tax Contributions, plus earnings thereon;

        (B) the Participant's matched After-Tax Contributions, plus earnings thereon; and

        (C) the Vested Portion of a Participant's Company Matching Contributions, plus earnings thereon.

      (iv) The Company is authorized to prescribe such uniform non-discriminatory rules as it deems appropriate to facilitate and administer withdrawals. Any withdrawal election filed with the Company shall become effective during the Month of Withdrawal.

    (b) Second Withdrawal. Participants who receive an initial withdrawal during a Plan Year in accordance with Section 7.01(a) may elect to make a second withdrawal, once each Plan Year, if the Participant has amounts and/or shares available for withdrawal as described in Section 7.01(a)(i).

      (i) A Participant's second withdrawal shall be otherwise governed by the same terms and conditions as those that pertain to the Participant's initial withdrawal as described in Section 7.01.

      (ii) In addition, Participants who elect to make a second withdrawal during a Plan Year shall have their right to further contribute to the Plan suspended for 12 months commencing with the first payroll period of the month following the month of the second withdrawal.

    (c)  Hardship Withdrawals

      (i) A Participant who is covered (or who has been covered) under a collective bargaining agreement that provides for hardship withdrawals may withdraw a portion of his vested Accounts by giving notice in the manner prescribed by the Company, provided that he needs such withdrawal to cover any of the following financial emergencies:

        (A) medical expenses, as defined in Code Section 213(d), for the Participant, his spouse and/or dependents,

        (B) purchase (excluding mortgage payments) of a principal residence for the Participant;

        (C) tuition payments and related educational fees for the next 12 months of post-secondary education for the Participant, his spouse and/or dependents; and

        (D) amounts necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

      (ii) The value of the amounts and/or shares withdrawn shall be determined as of the last day of the month preceding the withdrawal request, and the maximum amount that can be withdrawn is the amount necessary to cover the financial emergency, plus the amount necessary to pay any taxes due on the amount withdrawn. To the extent necessary, withdrawals shall be taken in the following order:

        (A) the Participant's unmatched After-Tax Contributions, plus earnings thereon;

        (B) the Participant's matched After-Tax Contributions, plus earnings thereon;

        (C) the Vested Portion of the Participant's Company Matching Contributions, plus earnings thereon;

        (D) the Participant's unmatched Pre-Tax Contributions, exclusive of earnings thereon; and

        (E) the Participant's matched Pre-Tax Contributions, exclusive of earnings thereon.

      (iii) The distribution must be necessary to satisfy the Participant's immediate and heavy financial need. A distribution shall be deemed to satisfy this requirement if:

        (A) the distribution is not in excess of the amount of the Participant's immediate and heavy financial need;

        (B) the Participant has obtained all distributions, other than hardship distributions subject to these same requirements and all non-taxable loans, which are currently available under the Plan and all qualified plans maintained by the Participating Company or an Affiliated Employer;

        (C) the Participant makes no contributions to any qualified plan (except for a defined benefit plan that requires mandatory employee contributions) maintained by the Participating Company or an Affiliated Employer for at least 12 months; and

        (D) any amounts contributed by the Participant on a pre-tax basis to any qualified plan maintained by the Participating Company or an Affiliated Employer in the taxable year following the year of distribution under this
Section 7.01(b) shall be restricted to the limitation applicable to such year, reduced by any contributions made on a pre-tax basis to any qualified plan in the year the distribution is made.

      (iv) All amounts and/or shares withdrawn shall be taken from a Participant's Accounts on a pro-rata basis from all Funds commencing with the oldest Plan Year's investments.

7.02  Participant Loans
A Participant who is covered (or who has been covered) under a collective bargaining agreement that permits loans may borrow from the Plan up to 50% of the Vested Portion of his Account balances, subject to the following (and subject to the Plan's loan rules, which are considered to be part of the Plan and which may be changed from time to time):

    (a) A Participant's loan shall be in $100 increments, shall not be for less than $500 and shall not exceed the lesser of:

      (i) $50,000 reduced by the highest loan balance of the Participant's loans outstanding during the immediately prior 12-month period (ending the day before the new loan is granted); or

      (ii)  50% of the Participant's Vested Portion of his Accounts.

For purposes of the Plan's loan provisions, all qualified plans maintained by a Participating Company and any Affiliated Employer shall be treated as a single plan.

    (b) The Participant may have no more than one loan outstanding at any time.

    (c) An application for a loan shall be made in writing to the Company. In making its determination with respect to granting the loan, the Company shall look only to the adequacy of the Vested Portion of the Participant's Account balance(s).

    (d) The period of repayment for any loan, which must be in whole years only, shall be arrived at by mutual agreement between the Company and the Participant, but all loans shall become due and payable as of the Valuation Date coincident with or immediately following termination of employment. Upon such termination, loans may be paid back by a distribution, to the extent necessary, of the Participant's

Vested Portion of his Accounts, whether or not he elects to defer payment of the remainder of such Accounts in accordance with Article 8. The period of maturity for a loan shall not exceed five years.

    (e) Each loan shall bear a reasonable rate of interest, which shall be specified in the Plan's loan rules. The Company shall determine the appropriate rate of interest for each loan in a uniform manner for all Participants.

    (f) Each loan shall be evidenced by a promissory note payable to the Plan.

    (g) Payments of principal and interest shall be made in accordance with the Plan's loan rules. A loan may be prepaid in full as of any date without penalty.

    (h)  No new loans can be taken out after termination or retirement.

    (i) Loans shall be paid as soon as administratively feasible after the Valuation Date that next follows the date the loan is requested. The amount available shall be based on the Vested Portion of a Participant's Accounts as of such subsequent Valuation Date and shall be taken from the Participant's Accounts in the following order:

        (A) the Vested Portion of the Participant's Company Matching Contributions, plus earnings thereon;

        (B) the Participant's unmatched After-Tax Contributions, plus earnings thereon;

        (C) the Participant's matched After-Tax Contributions, plus earnings thereon;

        (D) the Participant's unmatched Pre-Tax Contributions, plus earnings thereon; and

        (E) the Participant's matched Pre-Tax Contributions, plus earnings thereon.

7.03  Forfeiture of Nonvested Company Matching Accounts
Any Participant receiving a withdrawal pursuant to Section 7.01 shall forfeit all nonvested Company Matching Contributions and earnings thereon attributable to vested amounts that are withdrawn. Such forfeited amounts shall be used as provided in Section 6.03(b).

7.04  Restoration of Forfeitures
If a Participant repays to the Plan, in one cash lump sum, the value of the entire amount that was distributed to him, the amount he forfeited as a result of his withdrawal shall be restored to his Company Matching Account.

Article 8.  Distribution of Accounts Upon Termination of Employment

8.01  Eligibility
Upon a Participant's retirement, termination, Disability or death, the Vested Portion of his Accounts, as determined under Article 6, shall be distributed as provided in this Article 8.

8.02  Forms of Distribution
The value of a Participant's Accounts in Funds A, B and C shall be paid in cash; the value of his Accounts in Fund D shall be paid in the form of stock certificates, and the value of any fractional shares shall be paid in cash.

    (a) If the Participant terminates prior to satisfying the eligibility requirements for early retirement under the CSC Outsourcing Inc. Hourly Pension Plan, he shall receive his distribution in a lump sum.

    (b) If the Participant terminates on or after he has satisfied the eligibility requirements for early retirement under the CSC Outsourcing Inc. Hourly Pension Plan, he may elect to receive his distribution in any of the following forms:

      (i) total or partial distribution of his Accounts in a lump sum. Any portion of his Accounts not distributed in a lump sum may be distributed in accordance with any of the options described in Section 8.02(b)(ii), 8.02(b)(iii) or 8.02(b)(iv) below; or

      (ii) monthly or annual installment payments from his Accounts as follows:

        (A) Installment payments shall be redetermined annually on the anniversary of the Participant's Settlement Date.

        (B) If the Participant dies while any installment remains unpaid, the Participant's Beneficiary shall receive the remainder of the Participant's Accounts in a lump sum unless the Beneficiary elects to continue the installment payments.

        (C) During the period that installment payments are being made, the Participant's Accounts shall be invested in accordance with the Participant's election that was in effect immediately prior to the date payments commenced.

        (D) Notwithstanding the foregoing, the number of installment payments payable to the Participant may not exceed the greater of (1) the Participant's life expectancy, or (2) if the Beneficiary is the Participant's Spouse, the joint and last life expectancy of the Participant and his Beneficiary, and must be in at least two annual installments or 24 monthly installments.

        (E) Provided the Participant received at least the minimum number of installments described in Section 8.02(b)(ii)(D), as of the end of any month, the Participant (or, if applicable, the Beneficiary) may elect to receive the remaining balance in the Participant's Accounts in a lump sum;

      (iii) transfer of the value of his Accounts on his Settlement Date to the CSC Outsourcing Inc. Hourly Pension Plan for the purpose of providing additional retirement benefits thereunder. Such additional retirement benefits shall be equal to the actuarial equivalent of the value of his Accounts on the transfer date based on the actuarial assumptions being used in the CSC Outsourcing Inc. Hourly Pension Plan; or

      (iv) payment to an insurance company equal to the value of his Accounts on his Severance from Service Date to purchase an annuity.

    (c) Subject to the restrictions specified in Section 8.06, if the Participant dies prior to distribution of his Accounts, his Beneficiary may elect to receive the value of his Accounts in either of the forms of distribution described in Section 8.02(a), 8.02(b)(i) or 8.02(b)(ii).

    (d) In the event that the Participant incurs a Disability prior to distribution of his Accounts, he may elect to receive his Accounts in any of the forms of distribution specified in Section 8.02(a), 8.02(b)(i), 8.02(b)(ii) or 8.02(b)(iv).

    (e) In the event that the Participant's employment is terminated by reason of involuntary entry into military service or layoff for four consecutive weeks, the Participant may elect to receive his Accounts in any of the forms of distribution specified in Section 8.02(a) or 8.02(b).

8.03  Method of Payment

    (a) According to the Participant's election, his taxable distribution under this Article 8 or under Section 7.01, provided that it is an eligible rollover distribution, shall be paid in accordance with one of the following methods:

      (i)   the total distribution shall be paid directly to the Participant;
or

      (ii)  If the distribution exceeds $200:

        (A) all of the distribution (or, alternatively, a portion of the distribution if such distribution exceeds $500), which is an eligible rollover distribution shall be transferred directly to an eligible retirement plan that accepts eligible rollovers; and

        (B) the balance of the distribution, if any, shall be paid directly to the Participant.

    (b) Not less than 30 days or more than 90 days prior to the date benefits are to commence in accordance with either Section 7.01, Section 8.04 or
Section 8.06, the Company shall provide the Participant with an election form and a notice that satisfies the requirements of Section 1.411(a)-11(c) of the Income Tax Regulations and Code Section 402(f). In the event the Participant does not return the signed election form by the date benefits are to commence, he shall be deemed to have elected the option described in Section 8.03(a)(i).

    (c) Notwithstanding the foregoing, distributions may commence less than 30 days after the material described in Section 8.03(b) is given to the Participant provided that:

      (i) the Participant is notified that he has the right to a period of at least 30 days after receipt of the material to consider whether or not to elect a distribution; and

      (ii) after receipt of such notification, he affirmatively elects to receive a distribution.

For the purposes of this Section 8.03, "eligible rollover distribution" and "eligible retirement plan" are defined in Section 11.06.

8.04  Distribution Upon Retirement, Termination or Disability
Except as provided for in Section 8.06, upon retirement, termination or Disability, a Participant may elect to commence distributions as soon as administratively feasible after the Valuation Date that next follows either:

    (a)  The date he retires, terminates or incurs a Disability;

    (b) The date he makes a written election to take his distribution but in no event later than the date specified in Section 8.07; or

    (c)  Attainment of age 70 1/2.

8.05  Distribution Upon Death
Upon the Participant's death prior to commencement of benefits, his Beneficiary may elect to commence distribution as soon as administratively feasible after any Valuation Date that next follows the Participant's date of death but in no event later than either Section 8.05(a) or 8.05(b) below:

    (a) if the Beneficiary is not the Participant's spouse, the December 31 of the calendar year following the calendar year in which the Participant dies; or

    (b) if the Beneficiary is the Participant's spouse, the later of the December 31 of the calendar year in which the Participant would have attained age 70 1/2 or the December 31 following the calendar year in which the Participant dies.

    (c) A spouse Beneficiary may elect to be paid in accordance with either of the methods of payment described in Section 8.03, except that in the event the spouse elects the method described in Section 8.03(a)(ii), the distribution can only be transferred directly to an individual retirement account or an individual retirement annuity. A non-spouse Beneficiary shall be paid in accordance with the method of payment described in Section 8.03(a)(i). For the purposes of this Section 8.05(c), "Beneficiary" shall replace "Participant" in each place that "Participant" appears in Section 8.03.

Notwithstanding the foregoing, in the event the Participant has no surviving spouse and no designated Beneficiary, distribution of the Participant's Accounts must be made on or before the December 31 of the fifth full calendar year following the Participant's death.

8.06  Small Payments
Notwithstanding the provisions of Sections 8.04 and 8.05, whichever is applicable, in the event the total Vested Portion of a Participant's Accounts amounts to $3,500 or less, distribution of such Accounts shall be made in a lump sum as soon as administratively feasible after the Valuation Date that next follows the date an event in Section 8.04 or 8.05 occurs.

8.07  Minimum Required Distributions

    (a) Notwithstanding anything to the contrary contained in this Article 8, unless the Participant elects otherwise, in no event can distribution of the Vested Portion of a Participant's Accounts occur later than 60 days after the close of the Plan Year in which occurs the later of (i) the Participant's termination of employment, or (ii) the 65th anniversary of the Participant's birth.

    (b) In no event, however, shall the provisions of this Article 8 operate so as to allow the distribution of a Participant's Accounts to begin later than the April 1 following the calendar year in which the Participant attains age 70 1/2. Notwithstanding the foregoing,distributions to a Participant shall not be required until the April 1 following the calendar year in which he retires if (i) he does not own more than 5% of the outstanding stock of the Company (or stock possessing more than 5% of the total combined voting power of all Company stock, a "5% owner"), and (ii) he attained age 70 1/2 prior to January 1, 1988.

    (c) In the event that a Participant is required to begin receiving payments while in service under the provisions of Section 8.07(b), the Participant may elect to receive payments while in service in accordance with
Section 8.07(c)(i) or 8.07(c)(ii) as follows:

      (i) A Participant may receive a single lump-sum payment on or before the Participant's required beginning date equal to his entire Account balances and annual lump-sum payments thereafter of amounts accrued during each calendar year; or

      (ii) A Participant may receive annual payments of the minimum amount necessary to satisfy the minimum distribution requirements of Code Section 401(a)(9). Such minimum amount shall be determined on the basis of the joint life expectancy of the Participant and his Beneficiary. Such life expectancy shall not be recalculated. The minimum distribution amount shall be allocated among the Funds in proportion to the value of the Participant's Accounts as of the date of each withdrawal.

A Participant shall make an election under this Section 8.07(c) by giving written notice to the Company within the 90-day period prior to his required beginning date. The commencement of payments under this Section 8.07(c) shall not constitute an annuity starting date for purposes of Code Sections 72, 401(a)(11) and 417. Upon the Participant's subsequent termination of employment, payment of the Participant's Accounts shall be made in accordance with the provisions of Section 8.02. In the event that a Participant fails to make an election under this Section 8.07(c), payment shall be made in accordance with Section 8.07(c)(ii) above.

8.08  Status of Accounts Pending Distribution
The Accounts of a Participant who has elected to defer all or a part of his distribution shall continue to be invested as provided under Section 4.02.

8.09  Proof of Death and Right of Beneficiary or Other Person
The Company may require and rely upon such proof of death and such evidence of the right of any Beneficiary or other person to receive the value of the Accounts of a deceased Participant as the Company may deem proper, and its determination of death and of the right of that Beneficiary or other person to receive payment shall be made in accordance with Section 9.09.

8.10  Failure to Locate Recipient
In the event that the Company is unable to locate a Participant or Beneficiary who is entitled to payment under the Plan within five years from the date such payment was to have been made, the amount to which such Participant or Beneficiary was entitled shall be declared a forfeiture and shall be used to reduce future Company Matching Contributions to the Plan. If the Participant or Beneficiary is later located, the benefit that was previously forfeited hereunder shall be restored by means of additional Company Matching Contributions to the Plan or, in the event of the Plan's prior termination, by the Company.

8.11  Distribution Limitation
Notwithstanding any other provision in this Article 8, all distributions from the Plan shall conform to the regulations issued under Code Section 401(a)(9), including the incidental death benefit provisions of Code Section
401(a)(9)(G). Further, such regulations shall override any Plan provision that is inconsistent with Code Section 401(a)(9).

Article 9.  Administration of the Plan

9.01  Administration

    (a) The Plan shall be administered by the Administrative Committee (the "Committee"), which shall consist of at least five members.

    (b) The Committee shall resolve all questions relating to the interpretation of the Plan, the eligibility of Employees to participate and the amount of benefits payable in each individual case, as well as questions relating to the financial aspects of the Plan.

    (c) The Committee shall have the sole power, duty and responsibility to direct the administration of the Plan in accordance with the provisions herein. The Committee shall have the authority to appoint recordkeepers, Certified Public Accountants, investment counsellors, trustees, attorneys and other experts, and may delegate responsibility to these experts whenever necessary to enable the Committee to carry out its assigned duties under the Plan.

    (d) All decisions of the Committee as to the facts of any case or the meaning and intent of any of the provisions of the Plan or of any ruling or regulation and its application to any case shall be final, subject to any appeal in accordance with Section 9.09.

9.02  Individual Accounts
The Committee shall maintain, or cause to be maintained, records showing the individual balances in each Participant's Accounts. However, maintenance of those records and Accounts shall not require any segregation of the Funds.

9.03  Action of Majority
Any act that the Company authorizes or requires the Committee to do may be done by a majority of its members. The action of that majority expressed from time to time by a vote at a meeting, whether in person or by conference call, or in writing without a meeting, shall constitute the action of the Committee and shall have the same effect for all purposes as if assented to by all Committee members.

9.04  Compensation and Bonding
No Employee of the Company or Committee member shall receive any compensation from the Plan for his services as such. The Committee shall purchase such bonds as may be required under ERISA.

9.05  Prudent Conduct
The Committee shall use that degree of care, skill, prudence and diligence that a prudent person acting in a like capacity and familiar with such matters would use in his conduct of a similar situation.

9.06  Service in More Than One Fiduciary Capacity
Any individual, entity or group of persons may serve in more than one fiduciary capacity with respect to the Plan and/or the Funds.

9.07  Indemnification
The Committee, the Board of Directors and the officers, Employees and agents of the Company and any Affiliated Employer shall be indemnified against any and all liabilities arising by reason of any act or failure to act in relation to the Plan or the Funds, including, without limitation, expenses reasonably incurred in the defense of any claim relating to the Plan or the Funds, and reasonable amounts paid in any compromise or settlement relating to the Plan or the Funds, except for actions or failures to act made in bad faith.

9.08  Expenses of Administration
All expenses that arise in connection with the administration of the Plan, including, but not limited to, the compensation of the Trustee, administrative expenses, proper charges and disbursements of the Trustee, and compensation and other expenses and charges of any counsel, recordkeeper, accountant, specialist or other person employed by the Company in connection with the administration of the Plan shall be paid from the trust fund to the extent not paid by the Company.

9.09  Claims Procedures

    (a) If any Participant or Beneficiary makes a written claim for benefits under the Plan and such benefits are denied, the Committee, within 90 days of the date the claim is filed (or, if special circumstances require an extension of time for processing the claim and written notice is given to the claimant of such extension, and such notice describes the circumstances requiring the extension and the date the Committee expects to render a final decision, up to 180 days after the original claim is filed), shall give the claimant written notice of the denial of claimed benefits, setting forth specific reasons for the denial, references to pertinent Plan provisions, the reason for and description of any additional material or information needed to perfect the claim and an explanation of the review procedure.

    (b) The decision of the Committee shall be final unless the claimant, within 60 days after receipt of notice of the Committee's decision, submits a written request for review of the decision. The claimant or his authorized representative shall have 30 days after submitting a written request for review during which Plan documents may be reviewed and written issues and comments may be submitted. Within 60 days after receipt of the written request for review, the Committee shall issue a written decision, including reasons for the decision and references to controlling Plan provisions. Such decision shall be final.

Article 10.  Management of the Funds

10.01  Trust Agreement
The Funds shall be held by a Trustee appointed from time to time by the Committee under a trust agreement adopted, or as amended, by the Committee for use in providing the benefits of the Plan and paying its expenses not paid directly by the Committee. The Committee shall have no liability for the administration of the Funds held by the Trustee.

10.02  Exclusive Benefit Rule
Except as otherwise provided in the Plan, no part of the corpus or income of the Funds shall be used for or diverted to purposes other than for the exclusive benefit of Participants and other persons entitled to benefits under the Plan. No person shall have any interest in or right to any part of the earnings of the Funds, or any right in or to any part of the assets held under the Plan, except as and to the extent expressly provided for in the Plan.

Article 11.  General Provisions

11.01  Nonalienation
Except as required by any applicable law, no benefit under the Plan shall in any manner be anticipated, assigned or alienated, and any attempt to do so shall be void. However, payment shall be made in accordance with the provisions of any judgment, decree or order which:

    (a) creates for, or assigns to, a spouse, former spouse, child or other dependent of a Participant the right to receive all or a portion of the Participant's benefits under the Plan for the purpose of providing child support, alimony payments or marital property rights to that spouse, child or dependent;

    (b)  is made pursuant to a state domestic relations law;

    (c) does not require the Plan to provide any type of benefit, or any option, not otherwise provided under the Plan; and

    (d) otherwise meets the requirements of Code Section 206(d) or 414(p), as amended, as a "qualified domestic relations order," as determined by the Company.

Any distribution due an alternate payee under a qualified domestic relations order may be made as soon as practicable following the earliest date specified in such order, or as otherwise permitted under such order pursuant to an agreement between the Plan and the alternate payee; however, if the amount of the distribution exceeds $3,500, the alternate payee must consent to the distribution, if required in accordance with IRS regulations. At the time benefits become payable to the alternate payee, such alternate payee shall have the right to be make a direct rollover in accordance with Section 11.06 provided the alternate payee is the Participant's current or former spouse.

11.02  Conditions of Employment Not Affected by the Plan
The establishment of the Plan shall not confer any legal rights upon any Employee or other person for a continuation of employment, nor shall it interfere with the rights of the Company to discharge any Employee and to treat him without regard to the effect which that treatment might have upon him as a Participant or potential Participant in the Plan.

11.03  Facility of Payment
If the Committee finds that a Participant or other person entitled to a benefit is unable to care for his affairs because of illness or accident or is a minor, the Committee may direct that any benefit due him, unless a claim shall have been made for the benefit by a duly appointed legal representative, be paid to his spouse, a child, a parent or other blood relative, or to a person with whom he resides. Any payment so made shall be a complete discharge of the liabilities of the Plan for that benefit.

11.04  Information
Each Participant, Beneficiary or other person entitled to a benefit, before any benefit is payable to him or on his account under the Plan, shall file with the Committee the information that it requires to establish his rights and benefits under the Plan.

11.05  Voting of Company Stock and Other Instructions by Participants
Before each annual or special meeting of the shareholders, the Company shall cause to be sent to each Participant who has invested any part of his Accounts in the company's stock fund the proxy statement and any related materials that are sent to the registered shareholders. Each Participant shall have the right to instruct the Trustee confidentially (in writing on the prescribed form) with respect to the voting at such meeting of the shares of Company stock that were allocated to the Participant's Accounts as of the Valuation Date immediately preceding the record date for such meeting. Such instructions shall be submitted to the Trustee by the date specified by the Company and, once received by the Trustee, shall be irrevocable. Under no circumstances shall the Trustee permit any Participating Company, Affiliated Employer or any officer, Employee or representative thereof to see any voting instructions that the Trustee receives from a Participant.

11.06  Eligible Rollover Distributions
Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section 11.06, a distributee may elect, at the time and in the manner prescribed by the Company, and in accordance with Section 8.03, to have an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. The following definitions apply to the terms used in this
Section 11.06 and, where applicable, to the terms used in Section 8.03:

    (a) "Eligible rollover distribution" means any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9) and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

    (b) "Eligible retirement plan" means an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

    (c) "Distributee" includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the spouse or former spouse.

    (d) "Direct rollover" means a payment by the plan to the eligible retirement plan specified by the distributee.

11.07  Top-Heavy Provisions

    (a) For purposes of this Section 11.07, the Plan shall be "top-heavy" with respect to any Plan Year if, as of the applicable determination date, the top-heavy ratio exceeds 60%. The top-heavy ratio shall be determined as of the applicable Valuation Date in accordance with Code Sections 416(g)(3) and 416(g)(4) and Article 5 of the Plan, and shall take into account any contributions made after the applicable Valuation Date but before the last day of the Plan Year in which the applicable Valuation Date occurs. For purposes of determining whether the Plan is top-heavy, the Account balances under the Plan shall be combined with the account balances or the present value of accrued benefits under each other qualified plan in the required aggregation group and, at the Committee's discretion, may be combined with the account balances or the present value of accrued benefits under any other qualified plan in the permissive aggregation group.

    (b) The following provisions shall be applicable to Participants for any Plan Year with respect to which the Plan is top-heavy:

      (i) In lieu of the vesting requirements specified in Section 6.02, a Participant shall be vested in, and have a nonforfeitable right to his Company Matching Account in accordance with the following schedule:

     Completed Years         Nonrefundable
        of Service            Percentage
     ---------------         -------------
     Less than 2 years            0%
     2 but less than 3           20%
     3 but less than 4           40%
     4 but less than 5           60%
     5 or more years            100%

provided that in no event shall the vested portion of his Company Matching Account be less than the Vested Portion Determined in accordance with Section 6.02.

      (ii) An additional Company Contribution shall be allocated on behalf of each Participant (and each Employee eligible to become a Participant) who is a non-key employee and who has not separated from service as of the last day of the Plan Year, to the extent that the contributions made on his behalf under Sections 3.02 and 3.07 for the Plan Year would otherwise be less than 3% of his remuneration. However, if the greatest percentage of remuneration contributed on behalf of a key employee under Sections 3.02 and 3.07 for the Plan Year would be less than 3%, that lesser percentage shall be substituted for "3%" in the preceding sentence. Notwithstanding the foregoing provisions of this Section 11.07(b)(i), no minimum contribution shall be made under the Plan with respect to a Participant (or an Employee eligible to become a Participant) if the required minimum benefit under Code Section 416(c)(1) is provided to him by any other qualified pension plan of a Participating Company or an Affiliated Employer. For the purposes of this Section 11.07(b)(i), "remuneration" has the same meaning as set forth in Section 3.10(c) and shall not exceed the Annual Dollar Limit for any Plan Year.

      (iii) The multiplier "1.25" in Sections 3.10(e)(i)(B)(1) and 3.10(e)(ii)(B)(1) shall be reduced to "1.0."

    (c)  The following definitions apply to the terms used in this Section
11.07:

      (i) "Applicable determination date" means the last day of the later of the first Plan Year or the preceding Plan Year.

      (ii) "Applicable Valuation Date" means the Valuation Date coincident with the last day of the preceding Plan Year. Where two or more plans are aggregated and they do not have the same Plan Year, the applicable Valuation Date for each plan shall be such date for each plan which falls within the same calendar year.

      (iii) "Key employee" means an employee who is in a category of employees determined in accordance with the provisions of Code Sections 416(i)(1) and 416(i)(5) and any regulations thereunder, and where applicable, on the basis of the Employee's remuneration (as defined in Section 3.10(c)) from a Participating Company or an Affiliated Employer.

      (iv)  "Non-key employee" means any Employee who is not a key employee.

      (v) "Permissive aggregation group" means each qualified plan in the required aggregation group and any other qualified plan(s) of a Participating Company or an Affiliated Employer in which all members are non-key employees if the resulting aggregation group continues to meet the requirements of Code
Section 401(a)(4) and 410.

      (vi) "Required aggregation group" means each qualified plan of a Participating Company or an Affiliated Employer in which there are participants who are key employees or which enables the Plan or any other such plan to meet the requirements of Code Section 401(a)(4) or 410.

      (vii) "Top-heavy ratio" means the ratio of (A) the value of the aggregate of the Accounts under the Plan for key employees to (B) the value of the aggregate of the Accounts under the Plan for all key employees and non-key employees. (Where the "top-heavy ratio" is being determined for a defined benefit plan that is part of the required or permissive aggregation group, "present value of accrued benefits" shall be substituted for "Accounts" in this definition.) In the determination of the top-heavy ratio for a Plan Year, distributions made during the five-year period ending on the determination date shall be taken into account, and the Account balance(s) of Participants who have not performed services for a Participating Company or an Affiliated Employer during the five-year period ending on the determination date shall not be taken into account.

11.08  Construction

    (a) The Plan shall be construed, regulated and administered under ERISA, the Code and the laws of the State of California to the extent not preempted by ERISA and the Code.

    (b) The masculine pronoun shall mean the feminine wherever appropriate, and the feminine pronoun shall mean the masculine whenever appropriate.

    (c) The titles and headings of the articles and sections in the Plan are for convenience only. In the case of ambiguity or inconsistency, the text rather than the titles or headings shall control.

Article 12.  Amendment, Merger and Termination

12.01  Amendment of the Plan
The Board of Directors reserves the right at any time and from time to time, and retroactively if deemed necessary or appropriate, to amend in whole or in part any or all of the provisions of the Plan, except as otherwise provided by law. However, no amendment shall make it possible for any of the Funds to be used for or diverted to purposes other than for the exclusive benefit of persons entitled to benefits under the Plan, except as otherwise provided by law. No amendment shall be made which has the effect of decreasing the balance of the Accounts of any Participant or of reducing the nonforfeitable percentage of the balance of the Accounts of a Participant below the nonforfeitable percentage computed under the Plan as in effect on the date on which the amendment is adopted or, if later, the date on which the amendment becomes effective.

12.02  Merger or Consolidation
The Plan may be merged with another qualified plan at the discretion of the Board of Directors and subject to any applicable legal requirements. However, the Plan may not be merged or consolidated with, and its assets or liabilities may not be transferred to, any other plan unless each person entitled to benefits under the Plan would, if the resulting plan were then terminated, receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer if the Plan had then terminated.

12.03  Acquisitions and Additional Participating Companies
If any company is or becomes a subsidiary of or associated with the Company, the Board of Directors may include the employees of that subsidiary or associated company as Participants in the Plan upon appropriate action by the Board of Directors and by that subsidiary or company. In that event, or if any persons become Employees of the Company as the result of merger or consolidation or as the result of acquisition of all or part of the assets or business of another company, the Committee shall determine to what extent, if any, previous service with the subsidiary, associated company or prior company shall be recognized under the Plan, but subject to the continued qualification of the trust for the Plan as tax-exempt under the Code.

12.04  Termination of the Plan
The Board of Directors may terminate the Plan or completely discontinue contributions under the Plan for any reason and at any time. In case of termination or partial termination of the Plan, or complete discontinuance of Company contributions to the Plan, the rights of affected Employees to their Accounts under the Plan as of the date of the termination or discontinuance shall be nonforfeitable. The total amount in each Employee's Accounts shall be distributed, as the Committee directs, to him or for his benefit or continued in trust for his benefit.

                            Execution of the Plan

CSC Outsourcing Inc. Hourly Savings Plan is hereby executed this first day of December, 1993.


By: /s/ LEON J. LEVEL             By: /s/HAYWARD D. FISK
    -----------------                 ------------------
        Leon J. Level                    Hayward D. Fisk

                                SUPPLEMENT TO
                           THE CSC OUTSOURCING INC.
                             HOURLY SAVINGS PLAN


This Supplement to the Computer Sciences Corporation TMD Hourly Savings Plan (the "Plan"), which shall be considered to be a part of the Plan, lists the Unions participating in the Plan and sets forth the alternative provisions that pertain to the individual collective bargaining agreements between Computer Sciences Corporation and such Unions. In the event no alternative provision is listed, the basic provisions of the Plan shall be in effect.

OPEIU Local No. 277
-------------------
Alternative Provisions:
     After-Tax Contributions (Section 3.01(a))
     Additional unmatched After-Tax Contributions (Section 3.01(b)) Investment Option 8 is not available (Section 4.02(a))

Marine Draftsmen's Association -- (MDA-UAW) Local 571
-----------------------------------------------------
Alternative Provisions:
     Matched After-Tax Contributions (Section 3.01(a)) Effective January 1,
1994
     Investment Option 8 is not available (Section 4.02(a))
     Effective January 1, 1994, Additional unmatched After-Tax Contributions (Section 3.01(b))

Metal Trades Council of New London (MTC)
----------------------------------------
Alternative Provisions:
     Matched After-Tax Contributions (Section 3.01(a))
     Additional unmatched After-Tax Contributions (Section 3.01(b)) Investment Option 8 is not available (Section 4.02(a))

Professional, Technical and Clerical Employees Union Local (IBT) Local 986
--------------------------------------------------------------------------
Alternative Provisions:
     Pre-Tax Contributions (Section 3.02(a))
     Company Matching Contributions invested only in Fund D (Section 4.02(b)) Annual reallocations (Section 4.05(a))
     Repayments invested only in Fund D (Section 6.03(c))
     Hardship withdrawals (Section 7.01(c))
     Loans (Section 7.02)

International Association of Machinist's and Aerospace Workers(IAM) Local 1980
------------------------------------------------------------------------------
Alternative Provisions:
     Pre-Tax Contributions (Section 3.02(a))
     Company Matching Contributions invested only in Fund D (Section 4.02(b)) Annual reallocations (Section 4.05(a))
     Repayments invested only in Fund D (Section 6.03(c))

     Hardship withdrawals (Section 7.01(c))
     Loans (Section 7.02)

International Association of Machinist's and Aerospace Workers(IAM) Local 1125
------------------------------------------------------------------------------
Alternative Provisions:
     Matched After-Tax Contributions (Section 3.01(a))
     Additional unmatched After-Tax Contributions (Section 3.01(b))
     Investment Option 8 is not available (Section 4.02(a))

Engineers and Architects Association -- San Diego Chapter (EAA)
---------------------------------------------------------------
Alternative Provisions:
     After-Tax Contributions (Section 3.01(a))
     Additional unmatched After-Tax Contributions (Section 3.01(b)) Investment Option 8 is not available (Section 4.02(a))

                                 Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement relating to the CSC Outsourcing, Inc. Hourly Savings Plan of Computer Sciences Corporation on Form S-8 of our reports dated May 26, 1995 and June 2, 1995, appearing in the Annual Report on Form 10-K of Computer Sciences Corporation for the fiscal year ended March 31, 1995, and in the Annual Report on Form 11-K of the CSC Outsourcing, Inc. Hourly Savings Plan for the year ended December 31, 1994, respectively, and to the reference to us under the heading "Experts" in the prospectus, which is part of this Registration Statement.


/s/DELOITTE & TOUCHE LLP

Los Angeles, California
February 6, 1996